UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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REPUBLIC FIRST BANCORP, INC.

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Two Liberty Place, 50 S. 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102

November 19, 2009

Dear Shareholder:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of Republic First Bancorp, Inc., or the “Company,” to be held on Wednesday, December 23, 2009 at 12:00 noon at Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102.

At the annual meeting, shareholders will be asked to consider and vote upon the election of three Class II Directors to the Company’s board of directors, to serve until the 2012 annual meeting of shareholders and until their successors are elected and qualify, and any such other matters as may properly come before the meeting.

It is very important that you be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. We urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the annual meeting. You may also vote by telephone or internet with the provided instructions.  This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

Enclosed with your proxy materials is a copy of our 2008 Annual Report to Shareholders.

We look forward to seeing you at the meeting.

Very truly yours,

Harry D. Madonna
Chairman of the Board
Chief Executive Officer

REPUBLIC FIRST BANCORP, INC.
Two Liberty Place, 50 S. 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102

_______________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD DECEMBER 23, 2009
_______________________

NOTICE IS HEREBY GIVEN THAT the 2009 Annual Meeting of Shareholders of Republic First Bancorp, Inc. (the “Company”) will be held on Wednesday, December 23, 2009, at 12:00 noon at Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102, to consider and act upon:

•	Election of three (3) Class II Directors of the Company, to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and qualify; and

•	Such other business as may properly come before the annual meeting.

Only shareholders of record of the Company at the close of business on November 13, 2009, are entitled to notice of and to vote at the annual meeting and any adjournment or postponement thereof.

All shareholders are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please complete and sign the enclosed proxy card and return it promptly to the Company in the enclosed envelope, which requires no postage if mailed in the United States, or vote by telephone or internet.

Our proxy statement, annual report to shareholders, and proxy card are available on the internet at http://www.cfpproxy.com/5412.  If you would like to receive proxy materials related to this or any future shareholders meetings, or any of the Company’s filings with the Securities and Exchange Commission or press releases, please email your request to llewis@rfbkonline.com or call us at (215) 735-4422, ext. 5332.

By Order of the Board of Directors

Kemma Black
Corporate Secretary

November 19, 2009

IT IS IMPORTANT THAT YOU VOTE PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

REPUBLIC FIRST BANCORP, INC.
Two Liberty Place, 50 S. 16th Street, Suite 2400
Philadelphia, Pennsylvania 19102

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON DECEMBER 23, 2009

This proxy statement is being furnished to shareholders of Republic First Bancorp, Inc., referred to as the “Company,” in connection with the solicitation by the board of directors of the Company of proxies to be voted at the annual meeting of shareholders to be held at Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102 at 12:00 noon on Wednesday, December 23, 2009, or such later date to which the annual meeting may be adjourned or postponed.

At the annual meeting, you will be asked to consider and vote upon the following matters:

•     Election of three (3) Class II Directors of the Company, to serve until the 2012 Annual Meeting of Shareholders and until their successors are elected and qualify; and

•     Such other business as may properly come before the annual meeting.

Information regarding the election of directors is included in this proxy statement.  Shareholders should carefully read this proxy statement.

The first date on which this proxy statement and the enclosed form of proxy are being sent to the shareholders of the Company is on or about November 23, 2009.

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TABLE OF CONTENTS

Forward-Looking Statements	ii
Information About Voting	1
Election of Directors	3
Board of Directors and Committees	6
Security Ownership of Certain Beneficial Owners and Management	10
Executive Officers and Compensation	11
Certain Relationships and Related Transactions	22
Code of Ethics	23
Audit-Related Information	24
Section 16(a) Beneficial Ownership Reporting Compliance	25
Equity Compensation Plan Information	25
Shareholder Proposals	26
Reports and Other Documents	26

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, in addition to historical information.  Forward looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” or similar expressions.

You should note that many factors, some of which are discussed in this document and in the documents we file with the Securities and Exchange Commission from time to time, could affect the future financial results of Republic First Bancorp, Inc. and its subsidiary, Republic First Bank (or the “Bank”), and could cause those results to differ materially from those expressed in the forward-looking statements contained in this document. These factors include the success of our planned merger with Metro Bancorp Inc., credit risks of lending activities, changes in general economic conditions, price pressures on loan and deposit products, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K, as well as other filings.

Republic First Bancorp, Inc., referred to as “we” or the “Company,” cautions that any forward-looking statements are subject to numerous assumptions, risks and uncertainties, all of which change over time, and we assume no duty to update forward-looking statements, except as may be required by applicable law or regulation.  We caution readers not to place undue reliance on any forward-looking statements.  These statements speak only as of the date made, and they advise readers that various factors, including those described above, could affect our financial performance and could cause actual results or circumstances for future periods to differ materially from those anticipated or projected.  Except as required by applicable law or regulation, we do not undertake, and specifically disclaim any obligation, to publicly release any revisions to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ii

INFORMATION ABOUT VOTING

How are proxies being solicited?

This proxy solicitation is being made by and at the direction of the board of directors of the Company, and we will pay all expenses relating to the solicitation.  In addition to the use of the mails, proxies may be solicited personally, by telephone or by other electronic means by officers, directors and employees of the Company and the Bank, who will not be compensated for such solicitation activities.  Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse those persons for their reasonable expenses.

What is on the agenda for the annual meeting?

The agenda for the annual meeting includes the election of three Class II Directors to the Company’s board of directors, to serve until the 2012 annual meeting of shareholders and until their successors are elected and qualify and such other matters as may properly come before the annual meeting.  We are not aware of any such other matters that may properly come before the annual meeting at the present time.

Who can vote?

You can vote at the annual meeting if you are a holder of our common stock on the record date.  The record date is the close of business on November 13, 2009.  Each share of common stock you own as of the record date entitles you to one vote for each director to be elected in the election of directors and one vote on any other matter as may properly come before the annual meeting.  As of November 13, 2009, there were 10,665,635 shares of common stock outstanding and entitled to vote.

How do I vote if shares are held directly in my name?

If you hold your shares in certificate form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of the following ways:

•  Voting By Mail.  If you choose to vote by mail, complete the enclosed proxy, date and sign it, and return it in the postage-paid envelope provided.

•  Voting By Telephone. If you choose to vote by telephone, call toll-free (866)246-8478

•  Voting By Internet.  If you choose to vote by internet, log onto https://www.proxyvotenow.com/frbk

•  In Person.  If you choose to vote in person, come to the annual meeting and cast your vote.  If you attend the meeting, you may vote your shares in person even if you have previously submitted a proxy.

How do I vote if shares are held in street name or through a bank, brokerage firm or other nominee?

If you hold your shares in street name or through a bank, brokerage firm or other nominee, you will need to vote your shares by providing voting instructions to your bank, brokerage firm or other nominee, in accordance with the voting instruction form provided to you by your bank, brokerage firm or other nominee, or by obtaining a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote those shares at the annual meeting.  Only with a legal proxy from your bank, brokerage firm or other nominee can you cast your vote in person at the annual meeting.

How will my proxy be voted?

Unless you indicate differently on your proxy, we plan to vote signed and returned proxies FOR the election of the board’s director nominees named in this proxy statement.  If you hold your shares of the Company’s common stock in “street name” (that is, through a broker or other nominee) and fail to instruct your broker or nominee as to how to vote your shares of common stock, your broker or nominee may, in its discretion, vote your shares FOR the election of the nominees for director named in this proxy statement, but may not vote your shares on any other matter to properly come before the annual meeting.  At or after the annual meeting, a judge or judges of election will tabulate ballots cast by shareholders present and voting in person and votes cast by proxy.

What is a broker non-vote?

A broker non-vote occurs when a bank or brokerage firm holding shares on behalf of a shareholder does not receive voting instructions from the shareholder by a specified date before the annual meeting and the bank or brokerage firm is not permitted to vote those undirected shares on specified matters under applicable stock exchange rules.  Thus, if you do not give your broker specific instructions, your shares may not be voted on those matters (so-called “broker non-votes”) and will not be counted in determining the number of shares necessary for approval.  Broker non-votes are not considered to be votes cast and, therefore, generally have no effect on the outcome of elections of directors or other matters submitted to the shareholders.  Shares represented by “broker non-votes” will be counted, however, in determining the number of shares of common stock represented in person or by proxy and entitled to vote.

Can I revoke my proxy or change my vote after submitting my proxy?

Yes.  Any shareholder giving a proxy has the right to attend the annual meeting and vote in person.  A proxy may be revoked prior to the annual meeting if a later-dated proxy or a written revocation is sent to the Company at Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA  19102, Attention: Kemma Black, Corporate Secretary, and received prior to the annual meeting.  In addition, a proxy may be revoked at the annual meeting by filing a later-dated proxy or by filing a written notice of such revocation with the Secretary of the Company at the annual meeting prior to the voting of such proxy.

What constitutes a quorum at the annual meeting and how are votes counted?

We need a quorum of shareholders to hold a valid annual meeting.  A quorum will be present if at least a majority of the outstanding shares of common stock are represented in person or by proxy at the annual meeting.  Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum.

How many votes are required for the election of directors?

Directors are elected by a plurality vote of shares of common stock cast in person or by proxy at the annual meeting.  A “plurality” means that the individuals who receive the largest number of affirmative votes cast are elected as directors up to the maximum number of directors to be chosen at the annual meeting.  Because the election of directors is based on a plurality of the votes cast, abstentions and broker non-votes have no effect on the outcome of the vote.  Votes that are withheld from a director nominee will be excluded entirely from the vote for such nominee and will have no effect on the result.  Shareholders are not entitled to cumulative voting in the election of directors.

How many votes are required for any other proposals that may properly come before the annual meeting?

Any other proposals that may properly come before the annual meeting will be approved if a majority of the votes cast are voted in favor of the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our articles of incorporation or our bylaws.  Abstentions and broker non-votes on such other proposals are not considered votes cast on the proposals and, as such, have no effect on the approval of the proposals.  We are not aware of any such other proposals that may properly come before the annual meeting at the present time.

ELECTION OF DIRECTORS

The Company’s by-laws provide that the board may consist of not less than five directors and not more than 25 directors, classified into three classes, as nearly equal in number as possible, with the specific number of directors fixed from time to time by resolution of the board.  The members of one class of directors is elected at each annual meeting and each class of directors serves for approximately three years.  The classes of directors have been designated as “Class I,” “Class II” and “Class III.”

The board has fixed the number of directors at eight, after increasing the number from eight to nine in June 2008, at which time Theodore J. Flocco, Jr. was appointed, and then reducing the number in July 2008 following the resignation of Louis J. DeCesare.  Currently, the Class I Directors are Harry D. Madonna and William W. Batoff; the Class II Directors are Robert J. Coleman, Lyle W. Hall, Jr. and Harris Wildstein, Esq.; and the Class III Directors are Neal I. Rodin, Barry L. Spevak and Theodore J. Flocco, Jr.  Mr. DeCesare had been a Class I Director.

The incumbent Class I Directors will continue in office until the Company’s 2011 Annual Meeting of Shareholders and the incumbent Class III Directors will continue in office until the Company’s 2010 Annual Meeting of Shareholders.  All directors will hold office until the annual meeting of shareholders at which their terms expire and until the elections and qualifications of their successors.

Upon the recommendation of the nominating committee of our board of directors, our board has nominated Robert J. Coleman, Lyle W. Hall, Jr. and Harris Wildstein, Esq. for reelection as Class II Directors, to serve until the Company’s 2012 annual meeting of shareholders and thereafter until their successors are elected and qualify.  All of the director nominees have agreed to stand for election.  In the event, however, that one or more director nominees, for any reason, become unavailable for election or service as directors, the board may designate a substitute nominee or nominees to replace him or them and the persons designated in the enclosed proxy will vote for the election of such other person or persons as the board may recommend.

Director Nominees

The following individuals have been nominated for election to the board as Class II Directors, each of them to serve until the 2012 Annual Meeting of Shareholders and until his successor is elected and qualifies.

Robert J. Coleman, age 72, has been a director of the Company and the Bank since April 2003.  He has also been the Chairman and Chief Executive Officer of Marshall, Dennehey, Warner, Coleman & Goggin, a defense litigation law firm, since 1974.

Lyle W. Hall, Jr., age 65, has been a director of the Company and the Bank since April 2004.  He has been a director of First Bank of Delaware since November 2007.  Mr. Hall has been the President of Deilwydd Partners, a real estate and financial consulting company, since 1987 and also serves as President of Montalcino, LLC, a company engaged in the management of nursing homes and assisted living facilities since September 2009. Prior to that, Mr. Hall was the Executive Vice President and Director of Butcher & Company, a New York Stock Exchange Investment Banking Company.  Mr. Hall is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

Harris Wildstein, Esq., age 63, has been a director of the Company and the Bank since 1988.  Since 1999, Mr. Wildstein has been a director of the First Bank of Delaware.  Since September 2004, Mr. Wildstein has been an owner and officer of Lifeline Funding, LLC.  He has been the Vice President of R&S Imports, Ltd., an automobile dealership, since 1977, and President of HVW, Inc., an automobile dealership, since 1982.

Continuing Directors

Each of the following individuals is an incumbent director who will continue to serve as a director of the Company until the end of his respective term or until his successor is elected and qualifies.

Class I Directors

Harry D. Madonna, age 67, has been Chairman and Chief Executive Officer of the Company and Chairman of the Bank since 1988.  Mr. Madonna was Chief Executive Officer of the Bank from 1988 until December 2006 and resumed the title of Chief Executive Officer of the Bank in June 2009.  Mr. Madonna has been Chairman of the Board of Directors of First Bank of Delaware since 1999 and was its Chief Executive Officer from 1999 until July 2008.  Mr. Madonna was counsel to Spector Gadon & Rosen, PC, a general practice law firm located in Philadelphia, Pennsylvania from January 1, 2002 until June 30, 2005 and prior to that, was a partner of Blank Rome Comisky & McCauley LLP, a general practice law firm located in Philadelphia, Pennsylvania from 1980 until December 2001.

William W. Batoff, age 74, has been a director of the Company and the Bank since 1988 and a director of First Bank of Delaware since 1999.  Since 1996, he has been the Managing Director of William W. Batoff Associates, a government relations consulting firm.  Prior to that, Mr. Batoff was a senior consultant of Cassidy & Associates, a government relations consulting firm, since 1992, and has been a Presidential Appointee to the Advisory Board of the Pension Benefit Guarantee Corporation (PBGC) a United States Government Agency.

Class III Directors

Theodore J. Flocco, Jr., C.P.A., age 65, has been a director of the Company and the Bank since June 2008.  Before his retirement from Ernst & Young LLP, Mr. Flocco was Senior Audit Partner and advised many of the largest SEC regulated clients of the Philadelphia office for more than 35 years, including several regional and local banks.  Mr. Flocco’s appointment to the board of directors resulted from investments by Vernon W. Hill, II, founder and chairman (retired) of Commerce Bancorp, and a group of three other investors, including Mr. Flocco, in a private placement of $10.8 million of convertible trust preferred securities sponsored by the Company.  In connection with the investments, Mr. Hill entered into a consulting agreement with the Company which, among other things, provides Mr. Hill the right to designate one individual to the board of directors, and Mr. Flocco is Mr. Hill’s designee for that position.  Mr. Flocco has experience in the banking, mutual fund, real estate and manufacturing and distribution industries. His responsibilities at Ernst & Young LLP included consulting with senior executives and directors of companies on accounting and strategic business issues, mergers and acquisitions, public offerings and SEC registrations. He has extensive experience in the public offering market, having spearheaded more than 100 public equity and debt offerings.

Neal I. Rodin, age 64, has been a director of the Company and the Bank since 1988.  Mr. Rodin has been the Managing Director of the Rodin Group, an international real estate investment company, since 1988, and has been the President of IFC, an international financing and investing company, since 1975.

Barry L. Spevak, age 49, has been a director of the Company and the Bank since April 2004.  He has also been a partner with Miller Downey Spevak Kaffenberger, Limited, a certified public accounting firm, since 1991 and serves on the board of directors of the Recording for the Blind and Dyslectic.

As noted above, Messrs. Madonna, Batoff, Hall and Wildstein are members of First Bank of Delaware’s board of directors.  First Bank of Delaware’s class of common stock is registered with the Federal Deposit Insurance Corporation, or “FDIC,” pursuant to section 12 of the Securities Exchange Act of 1934, as amended.  Mr. Rodin and Mr. Batoff are brothers-in-law.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES TO THE BOARD OF DIRECTORS OF THE COMPANY TO SERVE UNTIL THE 2012 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL HIS SUCCESSOR IS ELECTED AND QUALIFIES.

BOARD OF DIRECTORS AND COMMITTEES

Director Independence

The Company’s common stock is listed on the Nasdaq Global Market and the Company’s board of directors has determined the independence of the members of its board and committees under the Nasdaq listing standards.  The Company’s board of directors determined that under Nasdaq independence standards Messrs. Batoff, Coleman, Flocco, Hall, Rodin and Spevak, constituting a majority of the members of the the Company’s board of directors, are independent, and that all of the members of the audit, nominating and compensation committees are independent.  The Company’s directors who were determined to not be independent were Messrs. Madonna and Wildstein.   In determining the independence of Mr. Flocco, the board considered a consulting arrangement pursuant to which Mr. Flocco earned $32,500 during 2008.

Meetings of the Board and Attendance

During 2008, the directors held eleven board meetings.  All of the directors attended at least 75% of all of the meetings of the board and the meetings of all committees of the board on which such director served.

We encourage all incumbent directors and nominees for election as directors to attend our annual meetings.  All then-serving directors attended the Company’s 2008 Annual Meeting of Shareholders.

Board Committees

The Company’s board of directors conducts much of its business through committees, including a standing audit committee, nominating committee and compensation committee.

Audit Committee

The board of directors of the Company has designated a standing audit committee.  Messrs. Hall (chair), Batoff and Spevak serve as members of the audit committee.  The board of directors has determined that Mr. Hall is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K, and is “financially sophisticated,” as that term is defined under Nasdaq rules.  All members of the audit committee are independent under Nasdaq listing standards, including the independence criteria applicable to audit committee members.  The audit committee held five meetings during 2008, and it operates under a written charter approved by the board.  A copy of the audit committee’s charter is available on the Company’s website at www.rfbkonline.com.  The purposes of the audit committee are to:

•
assist the board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors, and the Company’s management of market, credit, liquidity and other financial and operational risks;

•
decide whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related and other services, if any, to be provided by the independent auditors; and

•	prepare the report required to be prepared by the audit committee pursuant to the rules of the Securities and Exchange Commission, or “SEC,” for inclusion in the Company’s annual proxy statement.

Audit Committee Report

The audit committee of the Company’s board of directors is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls.

Management is responsible for the Company’s internal controls and financial reporting process.  The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee has reviewed and discussed the audited consolidated financial statements of the Company at and for the year ended December 31, 2008, with management.  The audit committee discussed with Beard Miller Company LLP, or “BMC,” the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended.  The audit committee received the written disclosures and letter from BMC required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” as in effect, and discussed with BMC its independence.  Since then, BMC merged with Parente Randolph, LLC and became ParenteBeard, LLC.

Based upon the audit committee’s review and discussions with management and the independent accountants referred to above, the audit committee recommended to the board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, for filing with the Securities and Exchange Commission.

Respectfully submitted,

Lyle W. Hall, Jr. Chair
William W. Batoff
Barry L. Spevak

March 12, 2009

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the preceding Audit Committee Report shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed to be filed with the SEC under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended.

Compensation Committee

Messrs. Batoff (chair), Hall, and Rodin serve as members of the compensation committee.  All members of the compensation committee have been determined by the board to be independent under Nasdaq listing standards, “non-employee directors,” as defined in SEC Rule 16b-3, and “outside directors,” as defined for purposes of Internal Revenue Code Section 162(m).  The compensation committee held five meetings in 2008.  The compensation committee operates under a written charter approved by the board.  A copy of the compensation committee’s charter is available on the Company’s website at www.rfbkonline.com.  The compensation committee’s responsibilities include the following.

•	Review and approve on an annual basis the corporate goals and objectives with respect to compensation for the chief executive officer.

•
Evaluate at least annually the chief executive officer’s performance in light of established goals and objectives and, based on such evaluation, have sole authority to determine the chief executive officer’s annual compensation.

•	Review and make recommendations to the board of directors with respect to compensation for other executive officers, incentive-compensation plans and equity-based compensation plans.

•	Review and make recommendations to the board of directors with respect to the compensation of directors.

•	Administer, interpret and determine awards pursuant to the Company’s stock-based incentive compensation plans.

•
Have the sole authority, in its discretion, to retain and terminate any consulting firm to assist in the evaluation of director, chief executive officer or senior executive compensation, including sole authority to approve the firm’s fees and other retention terms.

Compensation Processes and Procedures

The compensation committee meets at such times as it determines to be necessary or appropriate, but not less than once a year.  The compensation committee has the sole authority to establish the compensation of the chief executive officer of the Company and the Bank and may not delegate such authority, except to a subcommittee.  The chief executive officer has the primary responsibility for determining the amount and form of compensation of the other executive officers of the Company and consults with the compensation committee on such matters.  The compensation committee is empowered to engage independent compensation consultants, but did not do so during 2008.  In 2006, however, the compensation committee did engage Strategic Compensation Planning, Inc., of Malvern, Pennsylvania, to assist the compensation committee in structuring the employment agreements for the chief executive officer of the Company and the Bank.  See “Executive Compensation” on page 17 for more information regarding this employment agreement.

The compensation committee is also responsible for periodically reviewing the amount and form of director compensation paid to non-employee directors.  The compensation committee recommends proposed changes in director compensation to the board as appropriate, from time to time, and any changes in director compensation are approved by the board.

Compensation Committee Interlocks and Insider Participation

During 2008, Messrs. Batoff, Hall, and Rodin served as members of the compensation committee of the Company’s board of directors.  No member of the compensation committee during 2008 ever served as an officer or employee of the Company or the Bank.  There are no compensation committee interlocks between the Company or the Bank and any other entity, involving the Company’s or the Bank’s, or such entity’s, executive officers or board members.

Nominations and Shareholder Communications

Nominating Committee

Messrs. Rodin (chair), Hall, and Batoff serve as members of our nominating committee.  All members of the nominating committee have been determined by the board to be independent under Nasdaq listing standards.  The nominating committee held one meeting in 2008.  The nominating committee operates under a written charter approved by the board.  A copy of the nominating committee’s charter is available on the Company’s website at www.rfbkonline.com.

The nominating committee oversees the composition and operation of the Company’s board, including identifying individuals qualified to become board members, recommending to the board director nominees for the annual meetings of shareholders, and filling vacancies occurring between annual shareholder meetings.  It identifies director candidates by considering the recommendations of the Company’s directors, executive officers and shareholders, as well as those of experts and consultants of the Company.  The nominating committee evaluates candidates it has identified or who have been recommended to it based on the selection criteria provided in the nominating committee charter and other criteria deemed relevant by the nominating committee, including each candidate’s background and experience, as well as the candidate’s ability to act in the best interest of the Company’s shareholders, honesty and integrity.

The nominating committee evaluates director candidates recommended by shareholders in the same manner that it evaluates other director candidates.  The procedures for shareholders to recommend director candidates are described under the heading “Shareholder Proposals and Nominations for the 2010 Annual Meeting” on page 26.

Shareholder Communications

Any shareholder may communicate with our board of directors, or any individual member or members of the board, by directing his, her or its communication to Kemma Black, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102, together with a request to forward the communication to the intended recipient or recipients.  In general, all shareholder communications delivered to the corporate secretary for forwarding to the board or specified board members will be forwarded in accordance with the shareholder’s instructions.  The corporate secretary, however, may not forward any abusive, threatening or otherwise inappropriate materials.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 13, 2009, information with respect to the holdings of Company securities of all persons which the Company, pursuant to filings with the SEC and the Company’s stock transfer records, has reason to believe may be beneficial owners of more than five percent (5%) of the Company’s outstanding common stock, each current director, each named executive officer, and all of the Company’s directors and executive officers as a group.

Name (1)	Number of Shares Beneficially Owned (2)	Percentage of Ownership (2)
Harry D. Madonna (4)	1,095,856	9.9%
William W. Batoff (5)	173,658	1.6%
Robert J. Coleman (6)	161,368	1.5%
Theodore J. Flocco, Jr. (7)	36,923	*
Lyle W. Hall, Jr. (8)	54,106	*
Neal I. Rodin (9)	207,182	1.9%
Barry L. Spevak (10)	28,164	*
Harris Wildstein (11)	838,893	7.8%
Vernon W. Hill, II (3)	960,000	8.3%
Carol L. Hunter	-	*
Edward J. Ryan	-	*
Louis J. DeCesare (12)	58,040	*
Paul Frenkiel (13)	15,127	*
Frank A. Cavallaro	-	*

All directors and executive officers as a group (11 persons).	2,596,150	23.2%

(1)
Unless otherwise indicated, the address of each beneficial owner is c/o Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA  19102.  The group of directors and executive officers was determined as of November 13, 2009 and does not reflect any changes in management since that date.

(2)
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.  Any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: voting power, which includes the power to vote, or to direct the voting of, common stock; and/or, investment power, which includes the power to dispose, or to direct the disposition of, common stock, is determined to be a beneficial owner of the common stock.  All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.  Shares beneficially owned include shares issuable upon exercise of options which are currently exercisable or which will be exercisable within 60 days of November 13, 2009, and upon conversion of convertible securities which are currently convertible or which will be convertible within 60 days of November 13, 2009.  Percentage calculations presume that the identified individual or group exercise and convert all of his or their respective options and convertible securities, and that no other holders of options or convertible securities exercise their options or convert their convertible securities. As of November 13, 2009 there were 10,665,635 shares of the Company’s common stock outstanding.
(3)
Information with respect to beneficial ownership is based on a Schedule 13D filed with the SEC on June 20, 2008 by Vernon W. Hill, II and Theodore J. Flocco, Jr.  Includes 6,000 capital securities of Republic First Bancorp Capital Trust IV held by Mr. Hill, which are currently convertible into 923,077 shares of common stock, and 240 capital securities of Republic First Bancorp Capital Trust IV held by Mr. Flocco, which are currently convertible into 36,923 shares of common stock.  The address of Mr. Hill is 17000 Horizon Way, Suite 100, Mt. Laurel, NJ  08054.

(4)
Includes 52,446 shares of common stock issuable subject to options which are currently exercisable and 2,288 capital securities of Republic First Bancorp Capital Trust IV held by a family trust, which are currently convertible into 352,000 shares of common stock.

(5)	Includes 7,696 shares of common stock issuable subject to options which are currently exercisable.
(6)	Includes 7,696 shares of common stock issuable subject to options which are currently exercisable.
(7)	Includes 240 capital securities of Republic First Bancorp Capital Trust IV which are currently convertible into 36,923 shares of common stock.
(8)	Includes 7,696 shares of common stock issuable subject to options which are currently exercisable.
(9)	Includes 7,696 shares of common stock issuable subject to options which are currently exercisable.
(10)	Includes 7,696 shares of common stock issuable subject to options which are currently exercisable.
(11)
Includes 64,614 shares of common stock subject to options which are currently exercisable. Also includes 15,828 shares in trust for his daughter, 12,235 shares with power of attorney for his mother, 21,092 shares owned by his son, and 2,032 shares held by his wife.

(12)
Mr. DeCesare terminated his employment as an executive officer and resigned his position as a director on June 21, 2008.  The reported beneficial ownership includes 15,479 shares held by Mr. DeCesare as of February 20, 2008 and 42,561 shares insued to Mr. DeCesare on August 29, 2008 upon his exercise of options.

(13)	Mr. Frenkiel terminated his employment as an executive officer on November 7, 2008. The reported beneficial ownership includes shares held by Mr. Frenkiel as of March 6, 2009.

EXECUTIVE OFFICERS AND COMPENSATION

Executive Officers

The following sets forth certain information regarding executive officers of the Company. Information pertaining to Harry D. Madonna, who is both a director and the chief executive officer of the Company and the Bank, may be found in the section entitled “Continuing Directors—Class I Directors” on page 4.

Edward J. Ryan, 53, has been the Controller of the Company and the Bank since October 2005 and served as the acting Chief Financial Officer of the Company and the Bank from November 2008 until August 2009.  From 1999 to October 2005, Mr. Ryan served as the Accounting Manager for American Business Financial Services Inc.

Carol L. Hunter, 60, has been a Senior Credit Officer of the Bank since March 2007 and served as the Chief Credit Officer from January 2008 until December 2008. From 1984 to February 2007, Ms. Hunter served in various functions at PNC Bank, most recently as a Senior Business Advisor for Commercial Banking.

Frank A. Cavallaro, 40, has been Senior Vice President and Chief Financial Officer of the Company since August 31, 2009.  Prior to joining the Company, Mr. Cavallaro, served as Vice President/Finance Department for Commerce Bank, N.A. and its successor TD Bank, N.A. from May 2003 to August 2009.  Mr. Cavallaro, a certified public accountant, has twelve years of experience in the financial services industry and, prior to that, three years experience in public accounting with Ernst & Young LLP.

Executive Compensation

Compensation Discussion and Analysis

Overview of the Executive Compensation Program. The Company’s executive compensation program includes a number of fixed and variable compensation and benefit components, typical of programs among comparable community banking and financial services companies in our local and regional marketplace.

The program seeks to provide participating executives with an industry-competitive level of total compensation when their collective and individual performances meet or exceed the goals approved by the board of directors, the compensation committee or the chief executive officer.

Compensation Philosophy and Program Objectives. We believe that the compensation program for executives should directly support the achievement of annual, longer-term and strategic goals of the business, and, thereby, align the interests of executives with the interests of the Company’s shareholders.

We believe the current program provides sufficient levels of fixed income, in the forms of base salary and health and welfare benefits, to attract high caliber executive talent to the organization.  It also provides competitive annual bonus and longer-term incentive opportunities to encourage specific performance and to reward the successful efforts of executives.

The incentive opportunities are based on competitive industry practice, an executive’s role in the organization, and performance.

Our current program contains certain deferred post-employment compensation features, provided on a selective basis, to encourage retention through long-term wealth accumulation opportunities and to assure transition support in the event of substantial organization or ownership change.  These provisions are designed to support retention of good performers by the organization.

We believe that the features and composition of the current program are consistent with practices of other comparable community banking and financial services organizations in our marketplace and that the program balances the need for competitive pay opportunities at the executive level with shareholders’ expectations for reasonable return on their investment.

Program Management. The compensation committee of the board of directors has primary responsibility for the design and administration of the compensation of the chief executive officer of the Company and the Bank, and makes recommendations with respect to the compensation program for other executive officers.  The compensation committee will consider the make-up and administration of the executive compensation program in light of changing organization needs and operating conditions and changing trends in industry practice.  The compensation committee has the power and authority to retain consultants and, in 2006, retained Strategic Compensation Planning, Inc., of Malvern, PA, to assist the compensation committee in structuring the employment agreements for the chief executive officer of the Company and the Bank.  See “Executive Compensation” on page 17 for more information regarding this employment agreement.

Role of Executive Management in the Pay Decision Process.  The compensation committee is responsible for approving compensation of the chief executive officer of the Company and the Bank.  It will also make recommendations with respect to the compensation of other executive officers.  In formulating its decisions, the compensation committee may seek information about the performance of the business, organization staffing requirements and the performance levels of incumbent executives from the chief executive officer.  It will also utilize the services of the Company’s chief financial officer and other officers of the Company to the extent the compensation committee deems appropriate.

Program Review and Pay Decision Process.  Annually, the compensation committee reviews information on executive compensation levels in the industry and industry program practices, reviews the Company’s compensation program, and considers adjustments to the program, salary adjustments and incentive awards.  The compensation committee will examine the current compensation and benefit levels of incumbent executives in light of their continuing or changing roles in the business and the assessments of their individual performances by the compensation committee or the chief executive officer.  It will also determine annual bonus compensation, after consideration of Company and individual performance, but which is ultimately discretionary.

The compensation committee may also be called upon to consider pay related decisions throughout the calendar year as executives are reassigned or promoted and new executives join the organization.  In these instances, the compensation committee will review all aspects of the executive’s compensation including base salary level, annual incentive opportunities, longer-term incentive awards, participation in special benefit plans, and employment contract provisions, if applicable.

Pay Decision Factors and Considerations.  The following factors typically influence compensation committee decisions on pay and benefits for Company executives:

•
Salary: executive’s overall performance during the year ending, changes in organization role and scope of responsibility, current salary in relation to the position’s market value, any significant changes in the industry’s pay practices for comparable positions.

•	Annual Bonus Compensation: competitive industry practice with respect to size of awards, actual performance (achievement) against goals and objectives.

•
Longer-term Incentive Awards: competitive industry practice with respect to size of awards, recent performance of the Company and the individual executive, applicable accounting rules for expensing equity awards, and shareholder concerns about dilution and overhang.

•
Nonqualified Compensation and Benefits: tax rules on qualified benefit plans, likely replacement income benefits for executives compared to other categories of employees within the organization, competitive industry practice for comparable type and level of executive positions.

•
Perquisites: the needs of the executive’s position, frequency of travel to other Company locations, or to meet with Company clients and prospective clients, and competitive industry practices for comparable executive roles.

•
Employment Agreements: where they serve Company needs for confidentiality about business practices and plans and preservation of the customer base (noncompetition and nonsolicitation provisions) and competitive industry practices.

Basis for Defining Competitive Compensation Levels and Practices.  The types and levels of compensation included in the Company’s executive compensation program are generally consistent with current features and programming trends among similar size and type organizations in the Company’s local and regional marketplace.

The compensation committee reviews survey reports on national and regional compensation practice within Company’s industry group, focusing on pay levels and practices among community banking and diversified financial services institutions based in the Mid-Atlantic Region and specifically the Greater Philadelphia metropolitan marketplace having assets of $800 million to $1.5 billion.  This range of institutions represents banking companies that are somewhat smaller and somewhat larger than Company.  The asset range will be modified from time to time as Company’s operating circumstances change.

For the 2008 program planning cycle, the compensation committee reviewed executive compensation information from the following institutions in Pennsylvania, Delaware, and New Jersey:

Abington Community Bancorp, Inc.	Greater Community Bancorp
Bancorp, Inc.	Leesport Financial Corp.
Bryn Mawr Bank Corp.	Royal Bancshares of Pennsylvania
First Chester County Corp.

Program Components.  There are six (6) elements in the current executive compensation program:

Base Salary.  Base salary opportunities are targeted at the median level of industry practice for comparable jobs in like size and type community banking and financial service organizations.  Within the defined competitive range, an executive’s salary level is based initially on his qualifications for the assignment and experience in similar level and type roles.  Ongoing, salary adjustments reflect the individual’s overall performance of the job against organization expectations and may also reflect changes in industry practices.

Health & Welfare Benefits.  Executives participate in Company’s qualified health and welfare benefits program on the same terms and conditions as all other employees of the Company.

Annual Performance Incentives.  The Company pays bonus compensation which provides executives with opportunities to earn additional cash compensation in a given year.  Bonus compensation is discretionary, but Company and business unit operating results and individual performance contributions are considered.  Typical annual performance metrics for Company executives include net income, loan and deposit growth and net interest margin.  The determination of actual bonus amounts is not formulaic, but, rather, the result of a review of achievements by the chief executive officer and the compensation committee and the application of prevailing industry practices on annual incentive awards.

Longer-term Performance Incentives.  Executives are eligible to participate in longer-term incentive award plans established to focus executive efforts on the strategic directions and goals of the business and to reward them for their successes in increasing enterprise value.  Awards can result in additional cash compensation or equity grants in the form of stock options or restricted stock.  While the size of such awards may increase or decrease based on current business performance, it is the intention of the compensation committee to recommend some combination of the available awards at least annually as an incentive to focus executives future efforts on longer-term needs and objectives of the business.

•
Equity Grant Plans.  Our Amended and Restated Stock Option and Restricted Stock Plan authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.  We can also grant restricted stock to these same audiences.  Our compensation committee is the administrator of all stock grant plans.  Stock option or restricted stock grants may be made at the commencement of employment and from time to time to meet other specific retention or performance objectives, or for other reasons.

Periodic grants of stock options or restricted stock are made at the discretion of the compensation committee to eligible employees and, in appropriate circumstances, the compensation committee considers the recommendations of the chief executive officer.

•
Deferred Compensation.  At the end of the calendar year, named executive officers may receive, at the compensation committee’s discretion, a contribution equal to some percentage of their base salary or base salary and bonus, usually 10%-25%, into our deferred compensation plan.  Contributions vest over three (3) years.  The value and any earnings on participant accounts are determined by the changes in value of the Company’s common stock.  Receipt of the deferred compensation and earnings is deferred to normal retirement.

Nonqualified Benefits and Perquisites.  We currently do not offer a nonqualified supplemental retirement income plan (SERP) to any of our executives, but our chief executive officer, as a former non-employee director, has an account balance in a now frozen retirement income plan for directors.

Perquisites for Company executives are generally limited automobile allowance or use of a Company-provided automobile, and, in a very few instances, a club membership.  Typically, these perquisites are provided in instances where such benefits can facilitate the conduct of business with corporate and high net worth clients.

Employment Agreements and Change in Control.  Our chief executive officer has an employment agreement with the Company and the Bank.  The agreement includes a change in control severance provision.  See “Executive Compensation” on page 17 for additional information regarding this agreement.

•
Post Retirement Income Benefits.  When retired, former Company executives are only eligible to receive replacement income benefits from our qualified retirement income plans, the same plans covering other employees of the Company.  We do not currently sponsor any type of supplemental retirement income plan for highly compensated employees, although we may consider instituting such a plan in the future.

•
Severance in the Event of Termination Not for Cause or Change in Control.  Our chief executive officer has specific severance arrangements in place with the Company in the event of a termination of their employment not related to a change in control of the Company and in the event of such a change in control.  Under this arrangement, our chief executive officer would receive three times the sum of his then-current base salary plus the average of his bonuses for the prior three years.  All outstanding equity grants and other benefit provisions would fully vest.  We also maintain a change in control policy which would provide a severance benefit to executive officers upon certain changes of control of the Company.  See “Severance and Change in Control Benefits” at page 21.

•
Tax Gross-up Provision.  The employment agreement for our chief executive officer provides for an excise tax liability gross-up payment following a change in control (as defined in the agreement) if his severance benefits exceed the then-current standards under Internal Revenue Code Section 4999.

Status of the Program and Likely Practices Going Forward. The general structure of the Company executive compensation program was established several years ago and it has been continuously refined to meet the changing needs of the business and to maintain a competitive posture in the marketplace for executive talent.

Due to the Company’s recent financial and operating results, the compensation committee determined not to award any bonus compensation to our chief executive officer for 2007 or 2008, and only modest bonus compensation to certain other executive officers.  The compensation committee will evaluate award opportunities for executives, consistent with performance results.

Both stock option grants and deferred compensation contributions are likely to continue with the size of awards tracking with the performance results of the business.

It is possible that some of these future grants may include performance vesting in lieu of the traditional time vesting requirements attached to past grants.

Nonqualified Benefits.  The compensation committee may evaluate the need and effectiveness of a supplemental retirement income plan for certain highly compensated employees in the future.

Perquisites.  We believe the Company’s perquisites have always been modest, offering use of a Company vehicle primarily to those executives who travel among Company’s branch offices and operations centers and those who frequently meet with clients and prospects offsite.  Similarly, club memberships are only provided for those executives who can utilize them in conducting the Company’s business.

Employment Agreements.  The compensation committee has responsibility for review of current and proposed employment agreements and will specifically authorize contract renewals.

Compliance with Sections 162(m) and 409A of the Internal Revenue Code.  Section 162(m) of the Internal Revenue Code provides that publicly held corporations may not deduct compensation paid to certain executive officers in excess of $1,000,000 annually, with certain exemptions for qualified “performance-based” compensation.  The Company has obtained shareholder approval of its stock option plan, and compensation earned pursuant to such plans is exempt from the Section 162(m) limit. Since we retain discretion over bonuses and certain amounts contributed to the deferred compensation plan, such amounts will not qualify for the exemption for performance-based compensation.  Such amounts have not been at levels that, together with other compensation, approached the $1,000,000 limit.  Due to the relatively conservative amount of annual compensation, the Company believes its compensation policies reflect due consideration of Section 162(m).  We reserve the right, however, to use our judgment to authorize compensation payments that do not comply with the exemptions in Section 162(m) when we believe that such payments are appropriate and in the best interests of our shareholders, after taking into consideration changing business conditions or the executive officer’s performance.

It is also our intention to maintain our executive compensation arrangements in conformity with the requirements of Section 409A of the Internal Revenue Code, which imposes certain restrictions on deferred compensation arrangements. We have been engaged in a process of reviewing and modifying our deferred compensation arrangements since the enactment of Section 409A in 2004 in order to maintain compliance under Section 409A.

Executive Compensation

The following table shows the annual compensation of the Company’s chief executive officer, chief financial officer and the three most highly compensated executive officers of the company other than the chief executive officer and chief financial officer for the fiscal year ended December 31, 2008.  Collectively, these officers are referred to as our “named executive officers.”  Messrs. DeCesare and Frenkiel were no longer serving as executive officers of the Company at December 31, 2008.

2008 Summary Compensation Table

The following table shows the annual compensation of the Company’s named executive officers for the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	Change in Pension Value ($)	All Other Compensation ($)	Total ($)
Harry D. Madonna, President and Chief Executive Officer (2)	2008	390,225	-	21,330	-	150,427	561,982
	2007	356,384	-	16,731	8,110	174,290	555,515
	2006	330,000	250,000	-	7,799	128,843	716,642
Louis J. DeCesare Former President and Chief Operating Officer (3)	2008	461,751	-	21,330	-	14,265	497,346
	2007	250,000	-	16,731	-	110,739	377,470
	2006	200,000	125,000	-	-	66,952	391,952
Paul Frenkiel Former Chief Financial Officer (4)	2008	121,537	-	6,338	-	33,820	161,695
	2007	113,750	-	6,971	-	32,237	152,958
	2006	104,000	13,000	-	-	31,516	148,516
Carol L. Hunter Chief Credit Officer (5)	2008	116,427	4,250	3,617	-	16,295	140,589
	2007	66,937	-	-	-	961	67,898
	2006	-	-	-	-	-	-
Edward J. Ryan Chief Financial Officer (6)	2008	96,161	4,000	-	-	4,006	104,167
	2007	93,173	8,000	-	-	4,047	105,220
	2006	82,000	500	-	-	2,158	84,658

(1)
The amount shown is the dollar amount recognized for financial statement reporting purposes with respect to the referenced fiscal year in accordance with ASC 718-10.  The Black-Scholes option pricing model is utilized to determine the fair value of stock options.  Assumptions made in the valuation of option awards for financial statement reporting purposes are as follows:  In 2008 the following assumptions were utilized: a dividend yield of 0%; expected volatility of 24.98% to 34.52%; risk-free interest rate of 2.49% to 3.37% and an expected life of 7.0 years.  In 2007 the following assumptions were utilized:  a dividend yield of 0%; expected volatility of 25.24%; risk-free interest rate of 4.70%  and an expected life of 7.0 years.  In 2006 the following assumptions were utilized:  a dividend yield of 0%; expected volatility of 29.03%; risk-free interest rate of 4.83% and an expected life of 7.0 years.  A dividend yield of 0% is utilized, because cash dividends have never been paid. The expected life reflects a 3 to 4 year “all or nothing” vesting period, the maximum ten year term and review of historical behavior. The volatility was based on Bloomberg’s seven year volatility calculation for “FRBK” stock. The risk-free interest rate is based on the seven year Treasury bond.

(2)
In 2008, 2007 and 2006, respectively, all other compensation for Harry D. Madonna includes $15,778, $12,192 and $13,510 of automobile and transportation allowance, $26,405, $12,380 and $27,485 of business development expense including a club membership which is sometimes used for personal purposes, $3,727, $3,736 and $4,145 for a supplemental long-term disability policy, $4,692, $3,732 and $4,200 matching contributions by Republic First to Republic First’s 401(k) plan, and $99,825, $142,250 and $79,503 contributions by Republic First to the deferred compensation plan maintained for the benefit of its officers and directors.

(3)
In 2008, 2007 and 2006, respectively, other compensation for Louis J. DeCesare includes $10,568, $18,905 and $11,230 of automobile and transportation allowance, $2,466, $7,834 and $12,540 of business development expense including a club membership which was sometimes used for personal purposes, $1,231, $9,000 and $0 for a 401k match, and $0, $75,000 and $43,182 contributions by the Company to the deferred compensation plan maintained for the benefit of its officers and directors.

(4)
In 2008, 2007 and 2006, respectively, other compensation for Paul Frenkiel includes $5,265, $5,070 and $4,550 of automobile and transportation allowance, $5,122, $4,417 and $4,819 for a 401k match, and $23,433, $22,750 and $22,147 contributions by the Company to the deferred compensation plan maintained for the benefit of its officers and directors.

(5)
In 2008, 2007 and 2006, respectively, other compensation for Carol L. Hunter includes $4,820, $961 and $0 for a 401k match, and $11,475, $0 and $0 contributions by the Company to the deferred compensation plan maintained for the benefit of its officers and directors.

(6)	In 2008, 2007 and 2006, respectively, other compensation for Edward J. Ryan includes $4,006, $4,047 and $2,158 for a 401k match.

2008 Grants of Plan-Based Awards Table

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Harry D. Madonna	January 23, 2008	12,000	5.99	6.30	24,480
Louis J. DeCesare	January 23, 2008	12,000	5.99	6.30	24,480
Carol L. Hunter	January 23, 2008	5,000	6.35	6.30	10,850

(1)
The grant date fair value was determined in accordance with ASC 718-10, by the Black-Scholes option pricing model.  The following assumptions were utilized: a dividend yield of 0%; expected volatility of 24.98%; a risk-free interest rate of 3.08% and an expected life of 7.0 years.  Options vest after four years from the date of grant, and are subject to acceleration upon completion of a change in control, as defined in the plan.

The Company’s compensation committee met on January 22, 2008 to authorize the granting of the options in the table shown above, and the grant date was January 23, 2008. Options issued to Mr. Madonna and Mr. DeCesare represented the annual grant of options as per their employment contracts. The grant date exercise price was the price as of the most recent close on January 22, 2008, of $5.99.

Summary Compensation and Grants of Plan-Based Awards.  Our named executive officers receive from the Company a combination of base salary, health and welfare benefits, bonus compensation, long-tern incentive compensation in the form of stock option awards, qualified and nonqualified deferred compensation and perquisites.  Bonus compensation is paid at the discretion of the compensation committee of the Company’s board of directors after consideration of numerous factors, which may include net income, core deposits, loan growth, income from loan programs, and other factors set by the compensation committee.

Effective January 1, 2007, the Company and the Bank entered into an employment agreement with Mr. Madonna.  The compensation paid to Mr. Madonna is determined, in large part, by the terms of his employment agreement, which is described below.

Mr. Madonna currently serves as chairman of the board, president and chief executive officer of the Company and the Bank under the terms of an agreement with an initial term of three years beginning January 1, 2007 at an annual base salary of $330,000.  Pursuant to the terms of the agreement, Mr. Madonna’s annual base salary increased to $363,000 on April 1, 2007, increased an additional 10% on April 1, 2008, and is scheduled to increase an additional 10% on April 1, 2009.  The Company and the Bank may terminate Mr. Madonna’s agreement with notice at least six months prior to the scheduled expiration/renewal date or any time for good reason.  Mr. Madonna may terminate the agreement upon six months notice.  Mr. Madonna is also eligible to receive an annual bonus in an amount set by the sole discretion and determination of the compensation committee of the Company’s board of directors upon achieving mutually agreed upon budget criteria.  He will also receive 25% of base salary and most recent bonus as deferred compensation.  Annually, for each of the three years of the agreement, Mr. Madonna will receive 12,000 stock options at an exercise price equal to the stock’s market price on the date of grant, which will vest four years after the grant.  Mr. Madonna will be provided an automobile and will be reimbursed for its operation, maintenance and insurance expenses.  Additionally, he will receive health and disability insurance available to all employees, term life insurance for three times his salary, business related travel and entertainment expenses and club dues and expenses.  The agreement with Mr. Madonna provides for severance and change in control payments, which are discussed below under the caption, “Severance and Change in Control Benefits” on page 21.  It also provides for the non-disclosure by Mr. Madonna of confidential information acquired by him in the context of his employment with the Company and the Bank.

2008 Outstanding Equity Awards At Fiscal Year-End Table

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($) (1)	Option Expiration Date
Harry D. Madonna		12,000	5.99	January 23, 2018
		13,200	11.77	January 2, 2017
	27,104		10.05	April 20, 2015
	25,342		6.16	January 1, 2014
Paul Frenkiel		5,500	11.77	January 2, 2017
Carol L. Hunter		5,000	6.35	January 23, 2018

(1)	The number of shares of common stock underlying options and the option exercise prices have been adjusted in accordance with their terms as a result of the Company’s 10% stock dividend in April, 2007.
(2)	All unexercisable options will vest on the earlier of the fourth anniversary of the date of grant, or upon completion of a change in control, as defined in the plan.

2008 Option Exercises And Stock Vested

Option Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Harry D. Madonna (1)	77,516	166,779
Louis J. DeCesare (2)	42,561	161,983

(1)
Options to purchase 23,851, 23,851 and 29,814 shares at per share exercise prices of $3.12, $2.77 and $1.81, respectively, were exercised on May 30, 2008.  The value realized on exercise has been determined based on the closing price of the Company common stock on May 30, 2008, which was $4.66.

(2)
Options to purchase 12,000, 3,727, 17,888, 4,473 and 4,473 shares at per share exercise prices of $5.99, $3.76, $6.16, $2.77 and $2.72, respectively, were exercised on August 29, 2008. The value realized on exercise has been determined based on the closing price of the Company common stock on August 29, 2008, which was $8.99.

2008 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (1) (#)	Present Value of Accumulated Benefit ($)
Harry D. Madonna	Supplemental retirement benefits	16	210,883

(1)
Mr. Madonna’s years of credited service and the present value of his accumulated benefit were determined as of December 31, 2008, which is the same pension plan measurement date that the Company used for financial statement reporting purposes with respect to its audited financial statements for the fiscal year ended December 31, 2008.

In 1992, the Company adopted a supplemental retirement plan for non-employee directors.  The plan was frozen to new participants in 1992, but the Company continues to maintain the plan for participants who served as non-employee directors in 1992.  At that time, Mr. Madonna was a non-employee director and he continues to be a participant in the plan.  The present value of accumulated benefit was calculated based upon the actuarial present value of accumulated benefits, calculated as of December 31, 2008, as follows. The plan provides for a retirement benefit of $25,000 per year for ten years, which payments  may begin at the later of actual  retirement date or 65 years of age. As Mr. Madonna has reached 65 years of age, the amount shown as the present value of the accumulated benefit is the amount necessary to fund $25,000 annual payments over a ten year period commencing as December 31, 2008, the end of the Company’s most recently completed fiscal year, determined using a 4% discount rate.  Upon completion of a change in control, in satisfaction of all his rights under this arrangement, Mr. Madonna will be entitled to receive approximately $250,000.

2008 Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year (1) ($)	Aggregate Earnings in Last Fiscal Year ($) (2)	Aggregate Balance at Last Fiscal Year-End (3) ($)
Harry D. Madonna	-	99,825	(59,216)	331,343
Louis J. DeCesare (4)	-	-	-	-
Paul Frenkiel	-	23,433	2,386	89,604
Carol L. Hunter	-	11,475	904	12,379

(1)	Company contributions are also included as other compensation in the Summary Compensation Table.
(2)
Participant accounts are credited with gains, losses and expenses as if they had been invested in the common stock of the Company.   The amount reported is not included in the Summary Compensation Table.

(3)
The aggregate balances include company contributions of $99,825, $142,250 and $79,503 for Mr. Madonna, $23,433, $22,750 and $22,147 for Mr. Frenkiel and $11,475, $0 and $0 for Ms. Hunter, all included as other compensation in the Summary Compensation Table for 2008, 2007 and 2006, respectively.  Company contributions to the deferred compensation plan vest over a three year period or completion of a change in control, as defined in the plan.  At December 31, 2008, the vested balances for Mr. Madonna, Mr. Frenkiel and Ms. Hunter were $80,060, $17,001, and $0, respectively.

(4)
Mr. DeCesare had no contributions or aggregate earnings in 2008, because when his employment ceased, he was entitled only to a distribution of the vested portion of his account applicable to prior years. The amount of that distribution was $21,434.

The Company has caused a deferred compensation plan to be maintained for the benefit of its officers and directors.  The plan, which permits participants to make contributions up to the amount of his or her salary subject to applicable limitations under the Internal Revenue Code.  In addition, the Company may make discretionary contributions to the plan, typically a percentage of the participant’s base salary or annual cash compensation.  The Company’s contributions to the plan for the benefit of Mr. Madonna are limited by the amounts specified in his January 2007 employment agreement.  The value and any earnings on participant accounts are determined by the changes in value of the Company’s common stock.  The plan provides for distributions upon retirement and, subject to applicable limitations under the Internal Revenue Code, limited hardship withdrawals.

Severance and Change in Control Benefits.  Mr. Madonna’s employment agreement with the Company and the Bank provides for certain severance and change in control benefits.  Upon the occurrence of a change in control (as defined in the agreements), or termination for any reason other than death, resignation by the executive without cause (as defined in the agreements) and termination by the Company or the Bank with good reason (as defined in the agreements), Mr. Madonna would receive a severance payment equal to three times his annual base salary plus three times his average bonus over the prior three years.  Mr. Madonna would receive three years of health and life insurance or cash in an amount equal to the cost of such insurance.  Mr. Madonna would receive an automobile.  Mr. Madonna would also receive a “gross-up” payment as reimbursement for any additional excise taxes if triggered under section 4999 of the Internal Revenue Code.  If a change in control occurred December 31, 2008, or Mr. Madonna’s employment was terminated December 31, 2008 for any reason other than death, resignation by Mr. Madonna without cause or termination by the Company or the Bank with good reason, Mr. Madonna would have received cash severance, life and health insurance benefits, automobile allowances and tax gross ups aggregating approximately $2.0 million.  Payments following a change in control are to be made in a lump sum.  In all other instances, payments are to be made over 36 months.

Director Compensation

The following table sets forth information regarding compensation paid by the Company to its current non-employee directors during 2008.

2008 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards (1) (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
William W. Batoff	30,000	7,240	2,775	11,000	51,015
Robert J. Coleman	27,250	7,240	-	11,000	45,490
Theodore J. Flocco, Jr. (5)	8,000	-	-	6,000	14,000
Lyle W. Hall, Jr.	38,500	7,240	-	11,000	56,740
Neal I. Rodin	33,500	7,240	7,799	11,000	59,539
Barry L. Spevak	34,625	7,240	-	11,000	52,865
Harris Wildstein Esq.	31,500	7,240	7,499	11,000	57,239

(1)
The amount shown is the dollar amount recognized for financial statement reporting purposes with respect to the referenced fiscal year in accordance with ASC 718-10.  See footnote (1) to the 2008 Summary Compensation Table on page 17 for assumptions made in the valuation of option awards for financial statement reporting purposes.

(2)
Each director, other than Mr. Flocco, received a grant of 3,300 options (as adjusted as a result of the Company’s 10% stock dividend in April, 2007) on January 2, 2007.  Each such option vests three years after the date of grant, subject to acceleration upon completion of a change in control, as defined in the plan.  The fair value as of the date of grant for each director was $15,210.  Each director, other than Mr. Flocco, received a grant of 3,000 options on January 23, 2008.  Each such option vests three years after the date of grant, subject to acceleration upon completion of a change in control.  The fair value as of the date of grant for each director was $6,510. As of December 31, 2008, the following directors had the following outstanding options: Mr. Batoff, 13,996; Mr. Coleman, 13,996; Mr. Hall, 13,996; Mr. Rodin 13,996; Mr. Spevak, 13,996; and Mr. Wildstein, 70,914.

(3)
Amounts shown represent the 2008 expense for supplemental retirement benefits for directors who served as such in 1992, the year in which the benefit originated. The benefit is not provided to directors who joined the board of directors since 1992.

(4)	Amounts shown represent payments to directors for business development and other expenses incurred in their capacity as directors.
(5)	Mr. Flocco was appointed to the board of directors in June 2008

Employee directors receive no additional compensation for their service on the board.  During 2008, non-employee directors received a $6,000 quarterly retainer.  The audit committee chair received $1,500 for each audit committee meeting attended and each other member of the audit committee received $1,000 for each audit committee meeting attended.  The chair of all other board committees received $750 for each committee meeting attended and each other member of those committees received $500 for each committee meeting attended.  During 2008, non-employee directors also received an additional retainer of $1,000 per month from February through December for business development and other expenses incurred in connection with their service as directors.  Messrs. Hall and Rodin each received $4,000 for service on the special committee of the board designated in connection with the planned merger of the Company with Metro Bancorp, Inc., formerly Pennsylvania Commerce Bancorp, Inc.

Non-employee directors are eligible to receive grants of stock options under the Company’s stock option plan and restricted stock plan and grants are made from time to time, typically on an annual basis.  Non-employee directors are also eligible to participate in a deferred compensation plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with related persons

On June 10, 2008, a family trust of Harry D. Madonna, chairman, chief executive officer and president of the Company and the Bank, and Theodore J. Flocco, Jr., a director of the Company and the Bank, along with Vernon W. Hill, II and other investors, purchased capital securities of Trust IV.  Mr. Madonna’s family trust purchased 3,000 capital securities and Mr. Flocco purchased 240 capital securities, and Mr. Hill purchased 6,000 capital securities, each for $1,000 per capital security.  Mr. Hill, at the time of his investment, entered into a consulting agreement with the Company, pursuant to which he provides advisory and consulting services to the Company with respect to strategic matters and opportunities, as well as the Company’s business and operations.  Among other things, the consulting agreement provides Mr. Hill the right to designate one individual to the board of directors, and Mr. Flocco is Mr. Hill’s designee for that position.

The Bank has made, and expects to continue to make, loans in the future to directors and executive officers of the Company and the Bank, and to their family members, and to firms, corporations, and other entities in which they and their family members maintain interests. None of such loans are, as of the date of this Annual Report on Form 10-K, or were at December 31, 2008, nonaccrual, past due, restructured or potential problems, and all of such loans were made in the ordinary course of  business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank and did not involve more than the normal risk of collectibility or present other unfavorable features.

Prior to January 31, 2005, First Bank of Delaware was a wholly owned subsidiary of the Company.  Four of the Company’s eight directors, Messrs. Batoff, Hall, Madonna and Wildstein, are members of First Bank of Delaware’s five person board.  At the time First Bank of Delaware was spun off from the Company, the Bank and BSC Services Corporation, a wholly-owned subsidiary of First Bank of Delaware, entered into a number of agreements pursuant to which BSC Services Corporation provided services to the Bank, including a financial accounting and reporting service agreement, compliance services agreement, operation and data processing services agreement; and human resources and payroll services agreement.  These agreements provided for shared data processing, accounting, employee leasing, human resources, credit and compliance services.  During 2008, the Company and First Bank of Delaware began to transition away from this relationship.  In July 2008, the Bank and First Bank of Delaware entered into a number of agreements, similar to those between BSC Services Corporation and the Bank, but pursuant to which the Bank would provide services to First Bank of Delaware.  These agreements include a financial accounting and reporting service agreement, compliance and audit services agreement, operations, data processing and administrative services agreement, human resources and payroll services agreement, and credit and loan administration services agreement.  In August 2008, BSC Services Corporation discontinued its operations and all of its employees were transferred to the direct employ of either the Bank of First Bank of Delaware.  The Bank paid BSC Services Corporation $8.2 million in 2008 for services provided.  For services provided in 2008, after changes in the relationship between the Bank and First Bank of Delaware, First Bank of Delaware paid the Bank $215,000.

Review, approval or ratification of transactions with related persons

All transactions with related persons are approved by the board of directors of the Company.

CODE OF ETHICS

The Company has adopted a code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  The text of the Company’s code of ethics is available on the Company’s website at www.rfbkonline.com.

AUDIT-RELATED INFORMATION

Registered Public Accounting Firm

The audit committee selected BMC as the independent registered public accounting firm for the Company for the fiscal years ending December 31, 2007 and 2008.  On October 1, 2009, the Company was notified that BMC merged with Parente Randolph, LLC and became ParenteBeard, LLC (“ParenteBeard”).  The audit committee has approved ParenteBeard as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2009.  ParenteBeard has advised the Company that one or more of its representatives will be present at the 2009 annual meeting to make a statement if they so desire and to respond to appropriate questions.

The following table presents the aggregate fees billed by BMC, the Company’s principal accountant, for the fiscal years ended December 31, 2008 and 2007.

Fee Category	2008 Fees ($)	2007 Fees ($)
Audit Fees (1)	$180,900	$167,662
Audit-Related Fees (2)	34,235	—
Tax Fees (3)	20,000	20,639
All Other Fees (4)	—	—
Total Fees	$235,135	$188,301

(1)   Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements, internal control over financial reporting and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Beard Miller Company LLP in connection with statutory and regulatory filings or engagements.
(2)  Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”
(3)  Tax Fees consist of fees billed for professional services for tax compliance, tax advice and tax planning.  These services include assistance regarding federal and state tax compliance, tax audit defense, customs and duties, and mergers and acquisitions.
(4)  All Other Fees consist of fees billed for products and services provided by the independent registered public accounting firm, other than those services described above.

The audit committee meets with our independent auditors to approve the annual scope of accounting services to be performed and the related fee estimates.  The audit committee also meets with the Company’s independent auditors, on a quarterly basis, following completion of their quarterly reviews and annual audit and prior to the Company’s earnings announcements, to review the results of their auditors’ work.  During the course of the year, the chairman of the audit committee has the authority to pre-approve requests for services that were not approved in the annual pre-approval process.  The chairman reports any interim pre-approvals at the following quarterly meeting.  At each of the meetings, management and the Company’s independent auditors update the audit committee with material changes to any service engagement and related fee estimates as compared to amounts previously approved.  During fiscal 2008 all audit and non-audit services performed by BMC for the Company were pre-approved by the audit committee in accordance with the foregoing procedures.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC and to furnish the Company with copies of these reports.  Based on the Company’s review of the copies of the reports filed by such persons and written representations, the Company believes that all filings required to be made by Reporting Persons for the period from January 1, 2008 through December 31, 2008 were made on a timely basis except for three untimely Form 4s reporting ten transactions filed by William W. Batoff, one untimely Form 4 reporting one transaction and one Form 5 reporting a transaction that should have been reported on Form 4 filed by Robert J. Coleman, one untimely Form 4 reporting one transaction filed by Louis J. DeCesare, Jr., two untimely Form 4s reporting two transactions filed by Lyle W. Hall, Jr., one untimely Form 3 filed by Carol Hunter, four untimely Form 4s reporting six transactions filed by Harry D. Madonna, two untimely Form 4s reporting six transactions filed by Neal Rodin, two untimely Form 4s reporting three transactions filed by Barry Spevak, and two untimely Form 4s reporting five transactions filed by Harris Wildstein.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2008, with respect to the shares of common stock that may be issued under the Company’s existing equity compensation plans.

Plan Category	Number of Shares to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans approved by security holders	467,988	$8.33	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	467,988	$8.33	(1)

(1)
The amended plan includes an “evergreen formula” which provides that the maximum number of shares which may be issued is 1,540,000 shares plus an annual increase equal to the number of shares required to restore the maximum number of shares available for grant to 1,540,000 shares.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal for consideration at the Company’s 2010 Annual Meeting of Shareholders must submit her or his proposal to the Company no later than January 1, 2010, which is expected to be a reasonable time before the Company begins to print and send its proxy materials to shareholders for such annual meeting, in order to have the Company consider the inclusion of such proposal in the Company’s 2010 Proxy Statement relating to the 2010 Annual Meeting.  Reference is made to SEC Rule 14a-8 for information concerning the content and form of such proposal and the manner in which such proposal must be made.

Any shareholder who intends to present a proposal for consideration at the Company’s 2010 Annual Meeting of Shareholders outside of the process of SEC Rule 14a-8 must deliver written notice of any proposed director nomination or other proposal for consideration at the Company’s 2010 Annual Meeting of Stockholders to the Corporate Secretary no later than January 1, 2010, pursuant to the Company’s advance notice by-law.  This requirement is separate from and in addition to the SEC requirements that a shareholder must meet in order to have a shareholder proposal included in the Bank’s proxy statement.

Nominations for election to the board of directors at the 2010 Annual Meeting may be made only in writing by a shareholder entitled to vote at the 2010 Annual Meeting of Shareholders.  Such nominations must be addressed as follows:  Kemma Black, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102.  Nominations for the 2010 Annual Meeting must be received by the Corporate Secretary no later than February 1, 2010, and must be accompanied by the following information: (i) the name and address of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of stock entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a Proxy Statement filed pursuant to the proxy rules of the SEC had each nominee been nominated or intended to be nominated by the board; and (v) the consent of each nominee to serve as a director of the Company if so elected.  The Chairman of any meeting of shareholders held to elect directors and the board of directors may refuse to recognize the nomination of any person not made in compliance with such provisions.  There have been no material changes in these procedures since the date of the Proxy Statement for the 2008 Annual Meeting of Shareholders.

REPORTS AND OTHER DOCUMENTS

Annual Report

A copy of the Company’s 2008 Annual Report to Shareholders accompanies this proxy statement.  On written request, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2008, as filed with the SEC (including a list briefly describing the exhibits thereto), to any record holder or beneficial owner of common stock on November 13, 2009, the record date for the annual meeting, or to any person who subsequently becomes such a record holder or beneficial owner.  Additionally, our proxy statement, annual report to shareholders, and proxy card are available on the internet at http://www.cfpproxy.com/5412.  Requests for copies should be directed to Kemma Black, Corporate Secretary, Republic First Bancorp, Inc., Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA  19102, (215) 735-4422, extension 5251.

Security Holders Sharing an Address

Only one copy of this Proxy Statement and the accompanying Annual Report and Form 10-K are being delivered to multiple shareholders sharing an address unless the Company has previously received contrary instructions from one or more of such shareholders.  On written or oral request to Kemma Black, Corporate Secretary, Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA  19102, (215) 735-4422, extension 5251, the Company will deliver promptly a separate copy of this Proxy Statement and the accompanying Annual Report and Form 10-K to a shareholder at a shared address to which a single copy of the documents was delivered.  Shareholders sharing an address who wish, in the future, to receive separate copies or a single copy of our Proxy Statements and annual reports should provide written or oral notice to the Corporate Secretary at the address and telephone number set forth above.

IT IS IMPORTANT THAT YOU VOTE PROMPTLY, REGARDLESS OF THE NUMBER OF SHARES YOU OWN.  PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, OR VOTE BY TELEPHONE OR BY INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

REVOCABLE PROXY
REPUBLIC FIRST BANCORP, INC.
ANNUAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF REPUBLIC FIRST BANCORP, INC.

The undersigned hereby appoints Rhonda S. Costello and Andrew J. Logue, with full power of substitution, and authorizes them to represent and vote, as designated below and in accordance with their judgment upon any other matters properly presented at the annual meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the annual meeting or otherwise, all the shares of Republic First Bancorp, Inc. common stock held of record by the undersigned at the close of business on November 13, 2009, at the annual meeting of shareholders, to be held December 23, 2009, and at any and all adjournments or postponements thereof. The board of directors recommends a vote "FOR" each of the listed proposal.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders(s). If no direction is made, this proxy will be voted FOR the proposal set forth herein. If any other business is presented at such meeting, including any motion to adjourn or postpone the meeting, for the purpose of soliciting additional proxies or for any other reason, or other matters incidental to the conduct of the meeting or otherwise, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the board of directors knows of no other business to be presented at the meeting.

The undersigned acknowledges receipt from Republic First Bancorp, Inc. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to be held on December 23, 2009, the Proxy Statement dated on or about  November 19, 2009, and Republic First Bancorp, Inc.'s 2008 Annual Report.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED
POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

*          FOLD AND DETACH HERE          *

REPUBLIC FIRST BANCORP, INC. - ANNUAL MEETING, DECEMBER 23, 2009:

YOUR VOTE IS IMPORTANT!

Annual Meeting Materials are available on-line at:

http://www.cfpproxy.com/5412

You can vote in one of three ways:
1. Call toll free 1-866-246-8478 on a Touch-Tone Phone. There is NO CHARGE to you for this call.

or

2. Via the Internet at https://wwwproxyvotenowcom/frbk and follow the instructions.

or

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.
PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[ X ]	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY REPUBLIC FIRST BANCORP, INC.			ANNUAL MEETING OF SHAREHOLDERS Wednesday, December 23, 2009
1. Election of three Class II Directors of Republic First Bancorp, Inc., each to hold ofice until the 2012 annual meeting of shareholders and until their successors are elected and qualify.		For [ ]	Withold All [ ]	For All Except [ ]
Should a director nominee be unable to serve as a director, an event the Republic First Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors.

(01) Robert J. Coleman		(02) Lyle W. Hall, Jr.	(03) Harris Wildstein		This proxy may be revoked at any time before it is voted on by delivering to the secretary of Republic First Bancorp, Inc. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Republic First Bancorp, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and efect.

INSTRUCTION: To withhold authority to vote for any nominee(s), mark For All Except" and write that nominee(s') name(s) or number(s) in the space provided below.

  Mark here if you plan to attend the meeting

  Mark here for address change and note change

Please sign exactly as your name appears above on this card. When signing as attorney, executor, administrator trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.
[ ] [ ]
Please be sure to date and sign this proxy card in the box below.		Date
sign above

IF YOU WISH TO PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW

*          FOLD AND DETACH HERE IF YOU ARE VOTING BY MAIL          *

PROXY VOTING INSTRUCTIONS

Shareholders of record have three ways to vote:

1. By Mail; or
2. By Telephone (using a Touch-Tone Phone); or
3. By Internet.
A telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned this proxy. Please note telephone and Internet votes must be cast prior to 3:00 a.m., December 23, 2009. It is not necessary to return this proxy if you vote by telephone or Internet.

Vote by Telephone	Vote by Internet

Call Toll-Free on a Touch-Tone Phone anytime prior to	anytime prior to
3:00 a.m., December 23, 2009:	3:00 a.m., December 23, 2009 go to

1-866-246-8478	https://www.proxyvotenow.com/frbk

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted. ION-

LINE ANNUAL MEETING MATERIALS:	http://www.cfpproxy.com/5412

Your vote is important!

[ X ]	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY REPUBLIC FIRST BANCORP, INC. COMMON STOCK

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS			(1) Election of Directors:	For [ ]	With-hold [ ]	For All Except [ ]
The undersigned shareholder of Republic First Bancorp, Inc. (the "Company") hereby constitutes and appoints Rhonda S. Costello and Andrew J. Logue, or either of them the lawful attorneys and proxies of the undersigned both with full power of substitution, for and on behalf of the undersigned, to vote as specified on the reverse side, all of the shares of the Corporation's  common stock held of record by the undersigned on November 13, 2009 at the Annual Meeting  of Shareholders of the Corporation to be held on Wednesday, December 23, 2009, at 12 pm, at Two Liberty Place, 50 S. 16th Street, Suite 2400, Philadelphia, PA 19102 and at any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL (1). IF ANY OTHER MATTERS ARE VOTED ON AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTER IN THEIR SOLE DISCRETION. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Robert J. Coleman
Lyle W. Hall, Jr.
Harris Wildstein

INSTRUCTION:  To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.
Should a director nominee be unable to serve as a director, an event the Republic First Bancorp, Inc. does not currently anticipate, the persons named in this proxy reserve the right, in their discretion to vote for a substitute nominee designated by the board of directors.
This proxy may be revoked at any time before it is voted on by delivering to the secretary of Republic First Bancorp, Inc. on or before the taking of the vote at the annual meeting, a written notice of revocation bearing a later date than the proxy or a later dated proxy relating to the same shares of Republic First Bancorp, Inc. common stock, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in itself constitute the revocation of a proxy. If this proxy is properly revoked as described above, then the power of the persons named in this proxy shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from Republic First Bancorp, Inc. prior to the execution of this proxy, of the Notice of Annual Meeting scheduled to held on December 23, 2009, the Proxy Statement dated on or about November IL 2009, and Republic First Bancorp, Inc.'s 2008 Annual Report.

Please be sure to date and sign this proxy card in the box below.		Date
Sign above

* Detach above card, sign, date and mail in postage paid envelope provided. *
REPUBLIC FIRST BANCORP, INC.
PLEASE ACT PROMPTLY
PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.cfpproxy.com/5412